                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF

                    NATIONAL CONVENIENCE STORES INCORPORATED
                                       TO

                           SHAMROCK ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                             DIAMOND SHAMROCK, INC.

                    (Not to be used for Signature Guarantee)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of National Convenience Stores Incorporated (the "Company"), together with the associated rights to purchase preferred stock (the "Rights") issued pursuant to the Rights Agreement, dated August 31, 1995, between the Company and Boatmen's Trust Company, as Rights Agent, are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a signature guaranteed by an Eligible Institution (as defined below) in the form set forth herein. See Section 2 of the Offer to Purchase. Unless the context otherwise requires, all references herein to Shares shall include the associated Rights.

                        The Depositary for the Offer is:

                       KEYCORP SHAREHOLDER SERVICES, INC.

                   By Mail:                                 By Overnight Mail:
National Convenience Stores Inc. Tender Offer       KeyCorp Shareholder Services, Inc.
    c/o KeyCorp Shareholder Services, Inc.                  4900 Tiedeman Road
                P.O. Box 6477                              Brooklyn, Ohio 44144
          Cleveland, Ohio 44101-1477                      Attn: ReOrg Department

                                    By Hand:

      KeyCorp Shareholder Services, Inc.            KeyCorp Shareholder Services, Inc.
              4900 Tiedeman Road                  c/o Society Trust Company of New York
             Brooklyn, Ohio 44144                      5 Hanover Square, 10th Floor
            Attn: ReOrg Department                          New York, NY 10004

                           By Facsimile Transmission:

                        (For Eligible Institutions Only)
                                 (216) 813-4268

                                For Confirmation
                                 (216) 813-4554

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for Shares is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal for Shares.

Ladies and Gentlemen:

     The undersigned hereby tenders to Shamrock Acquisition Corp., a wholly owned subsidiary of Diamond Shamrock, Inc., on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 1995 (the "Offer to Purchase"), and the related Letters of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.


Number of Shares: _________________________      Name(s) of Record Holder(s): _______________________

Certificate No(s). for Shares
(if available):                                  ____________________________________________________

___________________________________________      ____________________________________________________
                                                                  Please Type or Print
___________________________________________

Check ONE box if Shares will be tendered by      Address: ___________________________________________
book-entry transfer:
                                                 ____________________________________________________
/ /  The Depository Trust Company                                                            Zip Code
/ /  Midwest Securities Trust Company
/ /  Philadelphia Depository Trust Company       Area Code and Tel. No.: ____________________________

Account Number: ___________________________      Signature(s): ______________________________________

Dated: _____________________________ , 1995      ____________________________________________________

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such, an "Eligible Institution"), hereby guarantees (i) that the above named person(s) has a long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares (and the associated Rights) tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures set forth in Section 2 of the Offer to Purchase), in each case with the delivery of a properly completed and duly executed Letter of Transmittal for Shares (or manually signed facsimile thereof), and any other required documents within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (for Shares and associated Rights) and certificates for Shares to the Depositary within the time period shown herein.

__________________________________                __________________________________
        Name of Firm                                       Authorized Signature

__________________________________                __________________________________
          Address                                     Name (Please Type or Print)

__________________________________                __________________________________
                          Zip Code                                Title

__________________________________                __________________________________
  Area Code and Telephone Number                                  Date

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3